UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 1, 2005

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 3

Item 1.02. Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.02  Termination of a Material Definitive Agreement

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2005, James N. Parmigiano, Vice President and Operational Controller, notified us that he would terminate the Employment Agreement dated August 1, 2003 between him and us effective as of March 10, 2005. As a result of this termination, Mr. Parmigiano will receive a severance payment of the total of (a) two times the sum of his current base salary and his 2004 bonus, (b) any accrued and unpaid salary and pro-rated bonus for year 2005, (c) two times all employer contributions we made on his behalf to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal taxes, (d) two times all fringe benefits we paid to him in the past year and (e) any benefits payable under our nonqualified executive retirement plan. Any unvested stock options and restricted share grants he holds will become fully vested on his termination.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: March 4, 2005	/s/ Lisa W. Rodriguez
Lisa W. Rodriguez
Senior Vice President and Chief Financial Officer